                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:


     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))



     [X] Definitive proxy statement


     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         INSURANCE AUTO AUCTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):


     [X] No Fee Required.


     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                              SCHAUMBURG, IL 60173

                                  May 9, 1997

Dear Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Insurance Auto Auctions, Inc. (the "Company") to be held on June 18, 1997 at 9:30 a.m. at the Radisson Hotel, 1725 East Algonquin Road, Schaumburg, IL 60173. The formal Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you decide to attend the meeting, you may still vote in person even if you have previously returned a signed proxy.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          James P. Alampi
                                          President and Chief Executive Officer

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                           SCHAUMBURG, ILLINOIS 60173

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 18, 1997

     The 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Insurance Auto Auctions, Inc. (the "Company") will be held on June 18, 1997 at 9:30 a.m. at the Radisson Hotel, 1725 East Algonquin Road, Schaumburg, IL 60173, for the following purposes:

          1. To elect eight Directors of the Company to serve until the next annual meeting or until their successors have been elected and qualified;

          2. To amend the Employee Stock Purchase Plan to give the Company discretion to allow employees with less than six months of service to participate, as more particularly described in Proposal No. 2 herein;

          3. To approve changing the Company's state of incorporation from California to Illinois;

          4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997; and

          5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 21, 1997 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company's headquarters at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173, during regular business hours prior to the Annual Meeting.

     Please read carefully the following Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and then complete, sign and return your Proxy as promptly as possible. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned to assure that all your shares will be voted. If you attend the Annual Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          James P. Alampi
                                          President and Chief Executive Officer
Schaumburg, Illinois
May 9, 1997

                             YOUR VOTE IS IMPORTANT

SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                         INSURANCE AUTO AUCTIONS, INC.
                            850 EAST ALGONQUIN ROAD
                                   SUITE 100
                           SCHAUMBURG, ILLINOIS 60173

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 18, 1997

                            ------------------------

                                    GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Insurance Auto Auctions, Inc., a California corporation (the "Company"), for use at the 1997 Annual Meeting of Shareholders to be held on June 18, 1997 (the "Annual Meeting"). The Annual Meeting will be held at 9:30 a.m. at the Radisson Hotel, 1725 East Algonquin Road, Schaumburg, IL 60173. Shareholders of record on April 21, 1997 will be entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and accompanying proxy (the "Proxy") and Notice of Annual Meeting were first mailed to shareholders on or about May 9, 1997.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

RECORD DATE, VOTING AND SHARE OWNERSHIP

     On April 21, 1997, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 11,291,617 shares of Common Stock outstanding. No shares of the Company's Preferred Stock are outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by such shareholder. The eight candidates for election as directors receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company. Approval of changing the Company's state of incorporation requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. Abstentions and broker non-votes are not affirmative votes, and therefore, will have the same effect as votes against the proposal. The other matters submitted for shareholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of the shares present or represented and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

     If you are unable to attend the Annual Meeting, you may vote by Proxy. The enclosed Proxy is solicited by the Company's Board of Directors and, when returned properly completed, will be voted as you direct in your Proxy. Unless otherwise instructed in the Proxy, the proxyholders will vote the Proxies received by them FOR each of the four proposals described herein.

     Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Vice President, Corporate Controller of the Company at the Company's headquarters at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting must be received by the Company at its principal executive offices no later than January 9, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     One of the purposes of the Annual Meeting is to elect directors to hold office until the next annual meeting or until their respective successors are duly elected and qualified. The Board of Directors has nominated the eight nominees listed below (the "Nominees") for election as directors. As of the date of this proxy statement, each person nominated for election has agreed to serve if elected and the Board of Directors has no reason to believe that any Nominee will be unavailable to serve. Unless otherwise instructed in the Proxy, the proxy holders will vote the Proxies received by them FOR the Nominees. The eight Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected Directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

NOMINEES

     Set forth below is information regarding the Nominees, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were or are selected as Directors and their ages as of March 31, 1997:

                                                                         YEAR FIRST
                                                                         ELECTED OR
NOMINEE                                                       AGE    APPOINTED DIRECTOR
-------                                                       ---    ------------------
Bradley S. Scott............................................  48            1990
James P. Alampi.............................................  50            1996
Susan B. Gould(1)(2)........................................  59            1991
Melvin R. Martin............................................  66            1992
Thomas J. O'Malia(1)(2).....................................  53            1993
Christopher G. Knowles......................................  54            1994
Glen E. Tullman.............................................  37            1994
Maurice A. Cocca............................................  53            1997

---------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

     BRADLEY S. SCOTT has been Chairman of the Board of the Company since 1993 and was Chief Executive Officer of the Company from 1990 through March 1996. From January 1990 to July 1993, Mr. Scott served as the President, Chief Executive Officer and a Director of the Company. Between 1982 and January 1990, Mr. Scott was Chief Executive Officer and Chairman of the Board of Directors of the predecessor of the Company and its sole shareholder and founder.

     JAMES P. ALAMPI became President and Chief Executive Officer and a Director of the Company in March 1996. As President and Chief Executive Officer, Mr. Alampi oversees the Company's overall corporate administration as well as strategic planning. Prior to joining the Company, Mr. Alampi served as President of Van Waters & Rogers Inc., a subsidiary of Univar Corporation, a chemical distribution company ("Univar"), from 1992 to 1995. Prior to that time, Mr. Alampi served with Univar as Senior Vice President of Administration from 1991 to 1992 and Director of Logistic Systems from 1990 to 1991.

     SUSAN B. GOULD has been a Director of the Company since October 1991. Ms. Gould is the founder, and since 1988 has been President, of Gould & Associates, a human resources consulting firm specializing in outplacement and organizational team building. Since 1989, Ms. Gould has also served as a member of the Board of Advisors of The Zitter Group, a healthcare outcomes information company.

     MELVIN R. MARTIN has been a Director of the Company since January 1992. From June 1947 to January 1992, Mr. Martin was President and Chief Executive Officer of M&M Auto Storage Pool, Inc., which he founded and which sold substantially all of its assets to the Company in January 1992.

     THOMAS J. O'MALIA has been a Director of the Company since September 1993. Since July 1995, Mr. O'Malia has been a Professor of Clinical Entrepreneurship and Director of the Entrepreneur Program at the University of Southern California. From April 1994 to July 1995, Mr. O'Malia was General Manager, Manufacturing Systems Division of Kronos, Incorporated ("Kronos"), a software company. From 1985 to April 1994, Mr. O'Malia was Chief Executive Officer of ShopTrac Data Collection Systems, Inc., a software company that he founded and that was merged into Kronos in April 1994.

     CHRISTOPHER G. KNOWLES has been a Director of the Company since June 1994 and was President and Chief Operating Officer of the Company from April 1994 to March 1996. Mr. Knowles previously served as Senior Vice President, Operations East of the Company from January 1994 to April 1994. Prior to joining the Company, Mr. Knowles was Chairman and Chief Executive Officer from 1980 to 1994 of Underwriters Salvage Company, a multi-location salvage operation that the Company acquired in January 1994. Since August 1991, Mr. Knowles has also served as a member of the board of directors of Zebra Technologies Corporation, a publicly-held manufacturer of barcoding printers and label media.

     GLEN E. TULLMAN has been a Director of the Company since November 1994. Since October 1994, Mr. Tullman has been Chief Executive Officer of Enterprise Systems, Inc., a publicly-held provider of healthcare information systems and software for automating and streamlining key operational areas in healthcare organizations. From 1990 to September 1994, Mr. Tullman was President and Chief Operating Officer of CCC Information Services, Inc., a provider of software and network services to insurance companies. Mr. Tullman has served as a member of the board of directors of Enterprise Systems, Inc. since March 1993.

     MAURICE A. COCCA has been a Director of the Company since February 1997. From November 1993 to November 1995, Mr. Cocca was Managing Director of The Fisons Laboratory Supplies Division of Fisons PLC. This Division is a distributor of laboratory supplies that was later acquired by Fisher Scientific. Mr. Cocca also served on the Board of Directors of Fisons PLC during that period. From November 1993 to November 1995, Mr. Cocca served as Chairman of Curtin Matheson Scientific, a division of Fisons PLC and a supplier of diagnostic instruments, tests and related products. From 1977 to November 1995, Mr. Cocca was President of Curtin Matheson Scientific. Mr. Cocca has served on the Board of Directors of J&W Scientific Holding, a manufacturer of columns used in analysis in gas chromatographs, since April 1996.

     There are no family relationships among executive officers or directors of the Company, except that Marcia A. McAllister, the Company's Vice President, Public Affairs, is the wife of Mr. Knowles, and Donald J. Comis, the Company's Vice President, Central Division, is the brother of Gerald C. Comis, the Company's Vice President, Customer Service and Industry Relations.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 1996, the Board of Directors held nine meetings. As of December 31, 1996, the Company has a standing Audit Committee and Compensation Committee.

     The Audit Committee is primarily responsible for, among other things, approving the services performed by the Company's independent auditors, reviewing financial statements of the Company and reviewing reports of the Company's auditors regarding the Company's accounting practices and systems of internal accounting controls. The Audit Committee currently consists of Mr. O'Malia, its Chairman, and Ms. Gould. The Audit Committee held three meetings during 1996.

     The Compensation Committee is generally responsible for, among other things, reviewing and approving the Company's compensation policies and setting the compensation levels for those Company executive officers and employees reporting directly to the Company's Chairman of the Board or President whose compensation was not otherwise established pursuant to employment agreements approved by the Board of Directors. The Compensation Committee is also responsible for the administration of the Company's stock option plans and Employee Stock Purchase Plan. The Committee currently consists of Ms. Gould, its Chairperson, and Mr. O'Malia. The Compensation Committee held five meetings during 1996.

     During 1996, no director attended fewer than 75% of the aggregate number of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of Committees of the Board of Directors on which he or she serves that were held during the period for which he or she has been a member.

DIRECTOR COMPENSATION

     For 1996, each non-employee Director was entitled to receive an annual retainer fee of $12,000, together with a $500 fee for each Board meeting attended, a $250 fee for each Committee meeting attended other than on the date of a regularly-scheduled Board meeting, and an annual fee of $2,500 if such non-employee Director served as a chairperson of one of the Committees of the Board of Directors. Non-employee Directors are also reimbursed for expenses incurred in attending such meetings.

     Each non-employee Director is also eligible to receive periodic option grants for shares of the Company's Common Stock pursuant to the automatic option grant program in effect under the Company's 1991 Stock Option Plan. Under this Automatic Option Grant Program, each individual who becomes a non-employee Board member will be granted an option to purchase 10,000 shares of Common Stock on the date such individual joins the Board or on the day he or she becomes an independent Director of the Company. In addition, each non-employee Director is also entitled to receive an automatic option to purchase 2,000 shares of Common Stock on the last business day of the second quarter of each fiscal year during which such individual continues to serve on the Board. On May 1, 1996, Mr. Knowles received an option to purchase 10,000 shares of Common Stock at an exercise price of $11.50 per share. On June 28, 1996, Messrs. Tullman and O'Malia and Ms. Gould were each granted an option to purchase 2,000 shares at an exercise price of $10.00 per share. On December 10, 1996, Mr. Scott was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $9.50 per share. Each automatic option grant becomes exercisable in four equal quarterly installments at the end of each fiscal quarter commencing with the last day of the fiscal quarter after the option grant date, provided the non-employee Director continues to serve on the Board. However, each option will become immediately exercisable for all of the option shares in the event the Company is acquired by a merger or sale of substantially all of its assets or outstanding capital shares.

     The Company also has or had certain employment and on-going business arrangements with Messrs. Scott, Alampi, Martin and Knowles which are described more fully under the sections "Employment Contracts, Termination of Employment Agreements and Change-in-Control Arrangements" and "Certain Transactions."

EXECUTIVE COMPENSATION

     The following Summary Compensation Table provides certain summary information concerning the compensation earned, for services rendered in all capacities to the Company and its subsidiaries during each of the last three fiscal years, by the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers and a former Chief Executive Officer whose compensation for the 1996 fiscal year was in excess of $100,000. The individuals whose compensation is disclosed in the following tables are hereafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE



                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                                                          ------------
                                                                                             AWARDS
                                                                                          ------------
                                                                                           NUMBER OF
                                             ANNUAL COMPENSATION                           SECURITIES
          NAME AND PRINCIPAL            -----------------------------    OTHER ANNUAL      UNDERLYING       ALL OTHER
               POSITION                 YEAR  SALARY($)(1)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
          ------------------            ----  ------------   --------   ---------------   ------------   ---------------
James P. Alampi(2)....................  1996    $239,000      $60,000            --         200,000              --
  President and Chief                   1995          --           --            --              --              --
  Executive Officer                     1994          --           --            --              --              --
Bradley S. Scott(3)...................  1996     201,000      600,000            --          10,000           8,000(4)
  Chairman of the Board                 1995     402,000       49,000            --              --          24,000(4)
  and formerly Chief                    1994     402,000      254,000            --          75,000          23,000(4)
  Executive Officer
Kevin J. Code(5)......................  1996     163,000       25,000            --              --           4,000(7)
  Vice President, Sales                 1995     142,000       15,000        25,000(6)       25,000              --
  and Marketing                         1994          --           --            --              --              --
Marcia A. McAllister(8)...............  1996     142,000       10,000            --              --           6,000(7)
  Vice President, Public                1995     125,000       15,000            --          10,000              --
  Affairs                               1994      29,000           --            --              --              --

Gerald C. Comis(9)....................  1996     142,000       10,000            --              --           6,000(7)
  Vice President, Customer              1995     137,000       15,000            --          10,000           6,000(7)
  Service and Industry                  1994     123,000       30,000            --          12,000              --
  Relation
William L. Warburton(10)..............  1996     120,000       15,000            --              --           6,000(7)
  Vice President,                       1995     115,000       15,000            --          10,000           5,000(7)
  Corporate Controller                  1994     101,000       15,000            --           5,000           3,000(7)

---------------
(1) Includes salary deferred under the Company's 401(k) Plan and Section 125 Plan, and all amounts are rounded to the nearest thousand.

(2) Mr. Alampi became President and Chief Executive Officer of the Company in March 1996.

(3) Mr. Scott resigned as Chief Executive Officer in March 1996.

(4) This amount is comprised of (i) $6,000 in 1996, 1995 and 1994 in matching contributions that the Company made to its 401(k) Plan on behalf of Mr. Scott and (ii) $2,000 in 1996, 18,000 in 1995 and $17,000 in 1994 in
    premiums paid by the Company on insurance policies maintained on the life of Mr. Scott.

(5) Mr. Code became Vice President, Sales and Marketing of the Company in January 1995.

(6) Represents $25,000 signing bonus paid when Mr. Code joined the Company.

(7) Represents matching contributions that the Company made to its 401(k) Plan on behalf of the Named Officer.

(8) Ms. McAllister joined the Company as a consultant in March 1994 and became Vice President, Public Affairs in February 1995.

(9) Mr. Comis joined the Company in January 1994.

(10)Mr. Warburton resigned as Vice President, Corporate Controller on February 14, 1997.

OPTION GRANTS

     The following table provides information with respect to the stock option grants made during the 1996 fiscal year under the Company's stock option plans to the Named Officers. No stock appreciation rights were granted to any of the Named Officers during 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                              --------------------------------------------------
                              NUMBER OF     % OF TOTAL                              POTENTIAL REALIZABLE VALUE AT
                              SECURITIES     OPTIONS                                   ASSUMED ANNUAL RATES OF
                              UNDERLYING    GRANTED TO    EXERCISE                   STOCK PRICE APPRECIATION FOR
                               OPTIONS      EMPLOYEES      PRICE                             OPTION TERM
                               GRANTED      IN FISCAL      ($/SH)     EXPIRATION    ------------------------------
            NAME                (#)(1)       YEAR(2)        (3)          DATE         5%($)(4)         10%($)(4)
            ----              ----------    ----------    --------    ----------    ------------      ------------
James P. Alampi.............   200,000         71.3%       $9.25       03/10/06       $1,163,455        $2,948,424
Bradley S. Scott............    10,000          3.6         9.50       12/09/06           59,745           151,406
Kevin J. Code...............         0           --           --             --               --                --
Marcia A. McAllister........         0           --           --             --               --                --
Gerald C. Comis.............         0           --           --             --               --                --
William L. Warburton........         0           --           --             --               --                --

---------------
(1) Each option was granted under the Company's 1991 Stock Option Plan. Mr. Alampi's option becomes exercisable for the option shares in a series of four equal and successive annual installments over his period of continued service with the Company, with the first such installment to commence vesting one year after the grant date. Mr. Scott's option becomes exercisable in four equal quarterly installments at the end of each fiscal quarter commencing with the last day of the fiscal quarter after the option grant date. However, each option will become immediately exercisable for all the option shares in the event the Company is acquired by a merger or sale of substantially all of its assets or outstanding capital shares. Each option has a maximum term of 10 years, subject to earlier termination in the event that the optionee ceases to provide services to the Company.

(2) Based upon options to purchase an aggregate of 280,500 shares granted in fiscal 1996.


(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may, at its discretion, also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise. The Plan Administrator has discretionary authority to reprice outstanding options under the 1991 Stock Option Plan through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.


(4) The 5% and 10% assumed annual rates of compounded stock price appreciation from the date of grant are mandated by the Securities and Exchange Commission. The closing price per share of the Company's

    Common Stock on the Nasdaq National Market on December 31, 1996 was $9.50 per share. There is no assurance provided to any executive officer or any other holder of the Company's Common Stock that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other specific level. No gain will in fact be realized by the optionees unless the stock price appreciates over the option term, which will also benefit all shareholders of the Company.

OPTION HOLDINGS

     The following table sets forth information concerning the unexercised options held as of the end of the 1996 fiscal year by the Named Officers. No stock options were exercised during the 1996 fiscal year. No stock appreciation rights were outstanding at the end of that year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                            NUMBER OF                          VALUE OF
                                            SECURITIES                       UNEXERCISED
                                            UNDERLYING                       IN-THE-MONEY
                                           UNEXERCISED                        OPTIONS AT
                                            OPTIONS AT                     FISCAL YEAR-END
                                        FISCAL YEAR-END(#)                    ($)(1)(2)
                                   ----------------------------      ----------------------------
              NAME                 EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
              ----                 -----------    -------------      -----------    -------------
James P. Alampi..................         0          200,000                 0         $50,000
Bradley S. Scott.................   165,500           49,500                 0               0
Kevin J. Code....................         0           25,000           $ 6,250          18,750
Marcia A. McAllister.............     2,500            7,500             6,250          18,750
Gerald C. Comis..................     8,500           13,500             6,250          18,750
William L. Warburton.............    12,500           12,500            12,500          12,500

---------------
(1) "In-the-money" options are options whose exercise price was less than the market price of the Common Stock on December 31, 1996, the last day of the 1996 fiscal year.

(2) Based upon the market price of $9.50 per share, which was the closing price per share of the Company's Common Stock on the Nasdaq National Market on December 31, 1996, less the exercise price payable per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has general responsibility for establishing the compensation payable to the Company's executive officers and other key executives and has the sole and exclusive authority to administer the Company's stock option plans and Employee Stock Purchase Plan. The compensation payable to the President and Chief Executive Officer (Mr. James P. Alampi) has been initially established by direct negotiation between him and the Company. The compensation arrangements for 1996 with the Company's other executive officers were negotiated by the Company and such individuals and approved by the Compensation Committee.

     EXISTING COMPENSATION ARRANGEMENTS. The compensation paid to James P. Alampi for the 1996 fiscal year was based on the 1996 employment agreement, which the Company negotiated with Mr. Alampi prior to his commencement of employment (the "Alampi Agreement"). Under his employment agreement, Mr. Alampi is entitled to an annual base salary of $310,000, plus a performance incentive bonus of up to 40% of his annual salary based upon the achievement of objectively quantifiable and measurable goals and objectives which shall be determined in advance by the Compensation Committee.

     GENERAL COMPENSATION POLICY. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) annual incentive compensation and (iii) long-term stock-based incentive compensation.

     BASE SALARY. Each Named Officer (except for Messrs. Scott and Alampi) received a modest increase in his or her base salary for the 1996 fiscal year, and any additional salary increases were due to promotions within the Company. This increase was authorized by the Compensation Committee on the basis of its evaluation of the personal performance of each such individual and the Company's objective of maintaining base salary at a level that will enable the Company to attract and retain the services of the high quality executives critical to the Company's financial success. The Company also provides its executive officers with perquisites, such as automobile allowances and relocation expenses, which are designed to match the fringe benefits provided to executive officers of similarly-sized or comparable companies with which the Company competes for executive talent.

     ANNUAL INCENTIVE COMPENSATION. As indicated, Mr. Alampi is entitled to an annual bonus of up to 40% of his annual salary based upon the achievement of objectively quantifiable and measurable goals and objectives which shall be determined in advance by the Compensation Committee, in accordance with the provisions of his existing employment agreement with the Company. Pursuant to that provision, Mr. Alampi received a bonus equal to $60,000. In addition, the Company's other executive officers may earn annual bonuses on the basis of their achievement of individual qualitative and quantitative targets that are related to the financial performance of the Company. These targets are generally set by the Compensation Committee at the start of each fiscal year.

     LONG-TERM STOCK-BASED INCENTIVE COMPENSATION. Mr. Alampi was granted stock options during the 1996 fiscal year, pursuant to the terms of the Alampi Agreement. Option grants in general are designed to align the interests of the executive officer with those of the shareholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Option grants are typically made at the initial employment of the executive and reviewed periodically thereafter. The number of shares underlying the options are based upon the level of the officer's responsibilities and internal comparability considerations.

     Option grants allow the officer to acquire shares of Common Stock at a fixed price per share (the closing price on the date preceding the grant date) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued service relationship with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains a service provider to the Company, and then only if the market price of the Company's Common Stock appreciates over the option term.

     TAX LIMITATION. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held corporations for compensation exceeding $1 million paid to certain of the corporation's executive officers. It is not expected that the cash compensation to be paid to the Company's executive officers for fiscal 1997 will exceed the $1 million limit per officer. In addition, the Company's 1991 Stock Option Plan has been amended to limit the maximum number of shares of common stock for which any one participant may be granted stock options over the remaining term of that Plan so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under that Plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

     CEO COMPENSATION. As indicated above, the base salary payable to the Company's President and Chief Executive Officer, James P. Alampi, for the 1996 fiscal year was determined solely in accordance with the terms of his existing employment agreement. The terms of that agreement are summarized in the section of the Proxy Statement below entitled "Employment Contracts, Termination of Employment Agreements and Change-in-Control Arrangements." The amount and nature of the fringe benefits and other perquisites provided to Mr. Alampi during fiscal 1996, which were of a dollar value less than 10% of his salary for such fiscal year, were designed to approximate the fringe benefits paid to chief executive officers of similary-sized companies.

                                                  Compensation Committee
                                                      Susan B. Gould
                                                    Thomas J. O'Malia

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Ms. Gould and Mr. O'Malia. Neither of these individuals was at any time during the fiscal year ended December 31, 1996 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of (i) the Nasdaq Stock Market-US Companies Index and (ii) the Nasdaq Stock Market SIC Peer Group 5000-5099 Index (which includes companies listed on Nasdaq that are primarily engaged in the wholesale distribution of durable goods) for the five-year period from December 31, 1991 through December 31, 1996. This graph assumes the investment of $100 on December 31, 1991 in the Company's Common Stock, the Nasdaq Stock Market Index and the Nasdaq SIC Peer Group index and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   AMONG NASDAQ STOCK MARKET -- US COMPANIES,
                NASDAQ STOCK MARKET SIC PEER GROUP 5000 -- 5099
                       AND INSURANCE AUTO AUCTIONS, INC.


                                  12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
                                  --------   --------   --------   --------   --------   --------
IAA.............................    100       117.9      191.0      156.7       55.1       48.7
Market..........................    100       116.4      133.6      130.6      184.7      227.2
Peer............................    100       101.7      132.3      114.4      134.1      137.5

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report on Executive Compensation and Performance Graph are not to be incorporated by reference into any of those prior or future filings made by the Company under those statutes.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The following is a description of the employment or service agreements in effect between the Company and certain of the Named Officers.

     In December 1996, the Company and Mr. Scott, the Company's Chairman of the Board, entered into an agreement (the "Letter Agreement") whereby Mr. Scott agreed to serve as Chairman of the Board through June 30, 1999 and which provides for certain payments to Mr. Scott. In the Letter Agreement, Mr. Scott confirmed that he resigned from all officer and other positions with the Company and its subsidiaries as of June 30, 1996 (the "Change of Status Date"). The Letter Agreement provides that Mr. Scott will be paid, from the Change of Status Date through July 1, 1999, certain benefits and an annual consulting fee of $100,000, payable semi-annually, for serving as Chairman of the Board. The Letter Agreement also provided for the payment to Mr. Scott of a lump sum bonus of $600,000, less applicable deductions and reduced to the extent of prepayments received as salary from the Change of Status Date. The Letter Agreement confirmed that Mr. Scott remains eligible for the performance bonus provided by the terms of an amended employment agreement (the "Scott Agreement") which the Company had entered into with Mr. Scott in connection with the 1990 acquisition of his business in September 1991 and amended most recently on August 22, 1994. The Scott Agreement provides for payment of a performance bonus for each of the seven fiscal years from 1992 through 1998 in an amount equal to (i) in the case of fiscal years 1994, 1995 and 1996, 1.65% of the amount by which the Company's annual audited earnings before interest, taxes and payment of his performance bonus for the relevant year ("Pre-Bonus EBIT") exceeds $4,000,000 and (ii) in the case of fiscal years 1997 and 1998, 2.0% of such Pre-Bonus EBIT in excess of $4,000,000. The Letter Agreement also provides that the options that were outstanding in December 1996 would remain exercisable for up to ten years from their original grant date provided that Mr. Scott does not engage in certain specified activities competitive with the Company's business.

     In March 1996, the Company and Mr. Alampi entered into an employment agreement (the "Alampi Agreement") pursuant to which Mr. Alampi agreed to serve as President and Chief Executive Officer of the Company and the Company agreed to nominate Mr. Alampi as a Director of the Company. Under the Alampi Agreement, Mr. Alampi is entitled to receive an annual base salary of $310,000. Mr. Alampi is eligible to receive a cash bonus of up to 40% of his annual salary upon the achievement of certain specified goals and objectives to be determined by the Compensation Committee. Half of Mr. Alampi's target incentive amount for 1996 was guaranteed without regard to Mr. Alampi's actual achievement of specific goals. The Company granted Mr. Alampi an option to purchase 200,000 shares of the Company's Common Stock. The option becomes exercisable in four annual installments beginning one year after the grant date. In the event of a termination of Mr. Alampi's employment for any reason (other than his resignation from the Company, his termination for cause, as such term is defined in the Alampi Agreement, or his termination in connection with a change in control), the Company shall provide to Mr. Alampi (i) salary continuation, at the rate in effect at the time of such termination, for a period of 12 months; and (ii) continued health coverage for up to one year from the date of termination. In the event of the termination of Mr. Alampi's employment (other than for cause and voluntary resignations in certain cases) following a change in control, the Company shall (i) continue to pay Mr. Alampi an amount equal to his monthly salary and bonus for a period of twenty-four months; (ii) provide continued health coverage for up to 18 months from the date of termination; and
(iii) accelerate vesting on all outstanding options to purchase Company Common Stock.

CERTAIN TRANSACTIONS

        Dallas, Texas Lease. The Company leases certain property located in Dallas, Texas from a partnership in which Melvin R. Martin, a Director of the Company, is a partner. The Company currently pays $27,444 a month under this arrangement.

     Underwriters Acquisition. The total initial consideration for the Underwriters Acquisition was $15,000,000 in cash, 56,237 shares of the Company's Common Stock, and an automobile valued at approximately $90,000, of which Christopher G. Knowles received $13,577,586 in cash, 50,905 shares of the

Company's Common Stock and the automobile. In addition, the former shareholders of Underwriters received an additional 84,363 shares of the Company's Common Stock in January 1995 pursuant to an earn-out provision. Mr. Knowles received 76,364 of such shares. In connection with the Underwriters Acquisition, the Company and Mr. Knowles also entered into a two-year employment agreement (the "Knowles Agreement"), pursuant to which Mr. Knowles became a member of the Board of Directors. In February 1995, Marcia A. McAllister, the wife of Mr. Knowles, was named Vice President, Public Affairs of the Company. The Company, Mr. Knowles and certain other former shareholders of Underwriters entered into a Registration Rights Agreement pursuant to which the Company is obligated under certain circumstances to register with the Securities and Exchange Commission shares of the Company's Common Stock held by Mr. Knowles and such former Underwriters shareholders.

     Tech-Cor Acquisition. In December 1993, the Company purchased certain assets from and assumed certain specified obligations and liabilities of the Reclamation Division of Tech-Cor, Inc. ("Tech-Cor") (the "Tech-Cor Acquisition"). The consideration for the Tech-Cor Acquisition was 1,667,000 shares of the Company's Common Stock, which shares were subsequently transferred by Tech-Cor to Allstate, the parent company of Tech-Cor. Concurrently, the Company entered into a five-year lease with respect to certain real property owned by Allstate located in Wheeling, Illinois. The Company is required to pay rent of $18,333 per month to Allstate during the term of such lease, which may also be renewed by the Company for one additional five-year term. The Company, Tech-Cor and certain shareholders of the Company also entered into a shareholder agreement pursuant to which such shareholders agreed to vote their shares of the Company's Common Stock to elect to the Board of Directors a representative chosen by Tech-Cor and the Company agreed to facilitate such shareholders' actions. The Company and Tech-Cor also entered into a Registration Agreement pursuant to which the Company is obligated under certain circumstances to register with the Securities and Exchange Commission shares of the Company's Common Stock held by Tech-Cor or Allstate. In addition, Allstate agreed not to purchase shares of the Company's voting stock that would result in ownership by Allstate and its affiliates of more than 20%, in the aggregate, of the Company's voting stock.

     Allstate Supply Agreement. Effective December 1, 1993, the Company entered into a national sales agreement with Allstate to be Allstate's exclusive provider of automotive salvage services in markets that the Company currently services or enters in the future. In May 1996, this national sales agreement was amended to modify certain terms and changed the Company's relationship with Allstate to that of a preferred provider.

     In its normal course of business dealings with Allstate, the Company purchases vehicles from Allstate and advances funds for intermediary towing and storage fees (advanced charges) on behalf of Allstate. Additionally, depending on the type of sales agreement in effect at a Company location, Allstate may owe the Company for various fees. Upon settlement, the advanced charges and the related amounts owed to Allstate for the purchase of the vehicle and the amount owed by Allstate to the Company for various fees are netted. During the years ended December 31, 1996 and 1995, the Company recorded fee income of $6,000,000 and $4,200,000, respectively, related to the consignment sale of Allstate-insured vehicles and recorded cost of sales of $63,900,000 and $62,100,000, respectively, related to the purchase of Allstate-insured vehicles under the purchase-agreement method.

     M & M Acquisition. In January 1992, the Company purchased the auto salvage pool operations of M & M Auto Storage Pool, Inc., an Arizona corporation ("M & M"), and acquired a 10-year option to purchase 35 acres of land on which M & M's operation is located. Melvin R. Martin, the founder, chief executive officer and principal shareholder of such auto salvage operation, was elected as a Director of the Company in January 1992. The consideration paid consisted of $2,975,000 in cash and a three-year, secured promissory note in the amount of $1,375,000 issued by the Company. The remaining principal amount of this promissory note was paid in full. The Company is required to pay rent of $20,000 per month to Mr. Martin during the ten-year term of the lease relating to the real property owned by Mr. Martin. In addition, the Company has the option to purchase such real property at the end of the term of the lease. Commencing in January 1993, the Company was obligated to pay to certain members of Mr. Martin's family an aggregate of $50,000 over a five-year period in consideration for their covenants not-to-compete. Mr. Martin is also subject to a similar covenant. In connection with the acquisition, the Company entered into a four-year exclusive towing services agreement with a corporation owned by Mr. Martin and his wife, pursuant to which such entity provides towing services to the Company. During 1994, the Company paid $315,000 in rent pursuant to the lease and $1,474,000 for towing services pursuant to such towing arrangement. The Company and Mr. Martin modified the property lease increasing the amount of property leased by the Company at such site and increasing the monthly rent to $27,000. The Company believes that the towing fees and rent charged to the Company under such agreement are on terms no less favorable than those available from unaffiliated third party towing contractors or real property lessors. In connection with the Company's purchase of M & M's auto salvage pool operations, the Company entered into a four-year employment agreement with Mr. Martin pursuant to which Mr. Martin is paid up to $50,000 per annum plus reimbursement of expenses and generally will be entitled to participate in the Company's benefit plans.
During 1996, Mr. Martin was paid $33,600 in compensation by the Company pursuant to the terms of the agreement.

     Knowles Consulting Agreement. In May 1996, the Company and Mr. Knowles entered into a consulting agreement pursuant to which Mr. Knowles agreed to resign as an employee and to provide up to 45 hours of consulting services to the Company per month and the Company agreed to transfer an automobile and certain office equipment to Mr. Knowles. Under the agreement, Mr. Knowles is entitled to receive a gross monthly consulting fee of $5,000 plus reasonable expenses. The agreement is terminable by either party on 90 days notice.

     PROPOSAL NO. 2: APPROVAL OF AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

     The shareholders are being asked to approve an amendment to the Insurance Auto Auctions, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to extend eligibility to individuals with less than six months of employment. The Purchase Plan was adopted by the Board and approved by the shareholders on March 9, 1993. The Board approved the amendment to the Purchase Plan on November 6, 1996. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code").

     The following summary of certain Purchase Plan provisions is qualified, in its entirety, by reference to the Purchase Plan. Copies of the Purchase Plan document may be obtained by a shareholder upon written request to the Secretary of the Company at the executive offices in Schaumburg, Illinois.

     PURPOSE. The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. The Company is the only Participating Company in the Purchase Plan.

     The Purchase Plan is intended to benefit the Company as well as its shareholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the shareholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

     ADMINISTRATION. The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee"). All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. Cash proceeds received by the Company from payroll deductions under the Purchase Plan generally shall be credited to a non-interest bearing book account.

     SHARES AND TERMS. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan is 75,000, adjusted as described in the "Adjustment" section of this description. Common Stock subject to a terminated purchase right shall be available for purchase pursuant to purchase rights subsequently granted.

     ADJUSTMENTS. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

     ELIGIBILITY. Generally, any individual who is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan and may commence participation in the Purchase Plan on the first day of any purchase period. Approximately 508 employees (including 7 officers) were eligible to participate in the Purchase Plan as of April 15, 1997. Prior to the amendment of the Purchase Plan which is the subject of this Proposal No. 2, the Purchase Plan required an employee to have six months of service before he or she was eligible to participate in the Purchase Plan. The amendment permits the Committee to specify any eligibility service period or to permit employees to participate in the Purchase Plan immediately following commencement of employment.

     PURCHASE PERIODS. The Purchase Plan is implemented by a series of successive Purchase Periods which generally have a duration of six months. The first Purchase Period began on July 1, 1993 and ended on December 31, 1993. Subsequent purchase periods have begun on the first business day of January and July each calendar year and ended on the last business day of June and December, respectively. The Committee in its discretion may vary the beginning date and ending date of the Purchase Periods prior to their commencement, provided no Purchase Period shall exceed twentyfour (24) months in length.

     Each participant will have a separate purchase right for each Purchase Period in which he or she participates. The purchase right will be granted on the first day of the Purchase Period and will be automatically exercised on the last day of each Purchase Period.

     PURCHASE PRICE. The purchase price per share under the Purchase Plan is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the Purchase Period, or (ii) the fair market value of a share of Common Stock on the purchase date. Generally, the fair market value of the Common Stock on a given date is the closing price of the Common Stock, as reported on the Nasdaq National Market. The market value of the Common Stock as reported on the Nasdaq National Market as of April 15, 1997, was $6.75 per share.

     LIMITATIONS. The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

          1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

          2. In no event shall a participant be permitted to purchase more than 250 shares on any one purchase date.

          3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under
     Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

     The purchase right shall be exercisable only by the participant during the participant's lifetime and shall not be assignable or transferable by the participant.

     PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 15% of a participant's base salary paid during a purchase period. Base salary for this purpose includes elective pre-tax contributions under a Code Section 125 or 401(k) plan, but excludes bonuses, overtime, commissions, profit-sharing distributions and other incentive-type payments, and contributions to any deferred compensation plan or welfare benefit program (except a 125 or 401(k) plan).

     The participant will receive a purchase right for each Purchase Period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the "Limitations" section). Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.

     TERMINATION AND CHANGE TO PAYROLL DEDUCTIONS. A purchase right shall terminate at the end of the Purchase Period or earlier if the participant terminates employment for any reason, and then any payroll deductions which the participant may have made with respect to a terminated purchase right will be refunded. A participant may decrease his or her deductions once during a purchase period and may increase the rate of his or her deductions up to 15% of base salary, effective as of the start date of the next purchase period.

     AMENDMENT AND TERMINATION. The Purchase Plan shall continue in effect until the earlier of (i) the last business day in December 31, 2002, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been issued or (iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan, provided that, without the approval of the shareholders, no such action may (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the Purchase Plan.

     CORPORATE TRANSACTION. In the event of (i) a merger or other reorganization in which the Company will not be the surviving corporation, or (ii) a sale of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or (iii) a reverse merger in which the Company is the surviving corporation but in which securities possessing more than 50% of the Company's outstanding voting securities are transferred to person or persons different from those who held such securities immediately prior to the merger, (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the Purchase Period. The purchase price per share shall be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of the Purchase Period or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

     The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     PRORATION OF PURCHASE RIGHTS. If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the Purchase Period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

     Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be long-term if the shares have been held for more than one (1) year following the date of purchase under the Purchase Plan.

     The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the Purchase Plan. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

     NEW PURCHASE PLAN BENEFITS. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. On June 30, 1996 and December 31, 1996, none of the Named Officers purchased shares under the Purchase Plan. In addition, each of the Named Officers has the right to purchase a maximum of 250 shares of Common Stock at a price that will not exceed $8.075 per share on the June 30, 1997 purchase date.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S PURCHASE PLAN.




PROPOSAL NO. 3:

                CHANGE OF THE COMPANY'S STATE OF INCORPORATION
                         FROM CALIFORNIA TO ILLINOIS.

     GENERAL. The Board of Directors of the Company has unanimously approved a reorganization in which the Company's state of incorporation would be changed from California to Illinois. This change would be accomplished by merging the Company into an Illinois corporation named Insurance Auto Auctions

(Illinois), Inc. ("IAAI Illinois"), which is a wholly owned subsidiary of the Company that was recently formed for this purpose. Upon completion of that merger, (i) each outstanding share of Common Stock of the Company will be automatically converted into one Common Share of IAAI Illinois, (ii) each stock option outstanding under the Company's 1991 Stock Option Plan will be assumed by IAAI Illinois and automatically become exercisable on identical terms for Common Shares of IAAI Illinois, (iii) each outstanding purchase right under the Company's Employee Stock Purchase Plan will be assumed by IAAI Illinois and automatically become exercisable on identical terms for Common Shares of IAAI Illinois, and (iv) IAAI Illinois will change its name to "Insurance Auto Auctions, Inc." The proposed reorganization would be accomplished pursuant to the terms of an Agreement and Plan of Merger between the Company and IAAI Illinois, a copy of which is available from the Company upon request.

     IAAI Illinois will be governed by Illinois law and new Articles of Incorporation and Bylaws, which will result in various changes in the rights of shareholders. See "Similarities and Differences in Corporate Governance" below.

     The reorganization will not result in any change in the business, management, assets, liabilities or net worth of the Company. Upon completion of the reorganization, each stock certificate that currently represents shares of the Company's Common Stock will automatically be deemed to represent the same number of IAAI Illinois shares. It will not be necessary for shareholders to exchange their Company stock certificates for IAAI Illinois stock certificates; indeed, upon completion of the reorganization, the name of IAAI Illinois will be identical to the name appearing on the Company's stock certificates. IAAI Illinois' Common Shares will be listed on the Nasdaq National Market tier of the Nasdaq Stock Market under the trading symbol "IAAI," just as the Company's shares are now listed.

     If the Agreement and Plan of Merger is approved by the shareholders at the Annual Meeting, the Company expects to complete the reorganization promptly after approval. The Company reserves the right to abandon the reorganization, either before or after shareholder approval, if circumstances arise which, in the opinion of the Board of Directors, make it inadvisable to proceed. The Board of Directors does not currently envision any such circumstances.

PRINCIPAL REASONS FOR REINCORPORATION

     The proposed reorganization to reincorporate under the laws of Illinois is intended to reduce expenses and simplify the operation of the Company in the future. The Company has recently relocated its principal executive offices from California to Illinois, and the Company's management believes that maintaining the Company as a California corporation entails unnecessary managerial and legal expense. Moreover, management believes that Illinois corporate law will provide a more flexible and predictable foundation for the Company's governance decisions. In approving the reorganization, management also considered reincorporating in Delaware, which is prominent as the state of incorporation of many major corporations. However, management concluded that by reincorporating in Illinois, the Company could obtain the benefits of a modern, comprehensive and flexible body of corporate law responsive to the legal and business needs of the Company without incurring the significant additional annual franchise taxes that would be entailed by incorporation in a state such as Delaware, where the Company does not have significant operations. The proposed change in the Company's state of incorporation is not a response to any takeover threat or attempt to effect a change of control of the Company.

SIMILARITIES AND DIFFERENCES IN CORPORATE GOVERNANCE

     The California General Corporation Law and the Illinois Business Corporation Act differ in certain respects. It is not practical to summarize all of the differences in this Proxy Statement, but some of the principal differences which could affect the rights of shareholders are discussed below.

     BOARD OF DIRECTORS. The Bylaws of the Company provide for a Board of Directors consisting of between five and nine directors, with the precise number to be determined by the Board. That number currently is eight.
The Bylaws of IAAI Illinois contain a provision similar to the Company's, and the Board of IAAI Illinois has similarly set the number of directors at eight. In both states, directors serve from the time elected until the next annual meeting of shareholders, or until their successor is elected, or until their earlier resignation, removal from office or death.

        CUMULATIVE VOTING. Under California law, any shareholder may cumulate his votes for directors upon notice of his intention to do so, provided that a "listed corporation" (including a corporation with securities traded on The Nasdaq Stock Market if it has at least 800 holders of its equity securities) may adopt a provision in its articles of incorporation or bylaws eliminating cumulative voting. The Company's Bylaws contain such a provision. Under Illinois law, cumulative voting rights apply in an election of directors unless the articles of incorporation otherwise provide. The Articles of Incorporation of IAAI Illinois eliminate cumulative voting rights. Without cumulative voting, the holders of a majority of the shares present at an annual meeting will be able to elect all of the directors to be elected at that meeting, and no person can be elected without the support of a majority of the shareholders. Thus, a person or persons holding shares or proxies representing less than a majority of the shares present will not be able to elect any directors as they might if cumulative voting were applicable. The elimination of cumulative voting may tend to make a change in control of the Company more difficult by preventing minority shareholders from electing directors.

     REMOVAL OF DIRECTORS. Under California law, a director may be removed without cause by a majority of the outstanding shares, except where (i) the corporation's shareholders are entitled to cumulative voting rights and (ii) the shares voted against such removal would not be sufficient to elect the director under cumulative voting. Under Illinois law, directors also may be removed without cause.

     STANDARD OF CARE. Under both California and Illinois law, a director owes a fiduciary duty to a corporation's shareholders. In California, a corporation is allowed to include in its articles of incorporation, and the Company has so included, a provision that limits personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders so long as, among other requirements, the acts in question did not involve intentional misconduct or a knowing and culpable violation of law, did not involve the absence of good faith on the part of a director, did not involve a transaction from which a director derived improper personal benefit, did not involve a reckless disregard for the director's duty to the corporation or its shareholders and did not involve an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders and the director believed the acts were in the best interests of the corporation or its shareholders. Similarly, Illinois law allows a corporation to include, and IAAI Illinois' Articles of Incorporation do include, a provision eliminating the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that liability may not be limited or eliminated for any breach of the director's duty of loyalty to the corporation or its shareholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for any distribution made in violation of the Illinois Business Corporation Act or for any transaction from which the director derived an improper personal benefit.

     MEETING OF SHAREHOLDERS. Under California law, holders of 10% of the outstanding shares of Common Stock may call a special meeting of shareholders. Under Illinois law, unless a corporation's articles of incorporation or bylaws provide otherwise, the holders of 20% of the outstanding shares entitled to vote are needed to call a special meeting of shareholders. Under both California and Illinois law, a special meeting of shareholders may also be called by the Board of Directors or the President.

     ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Both California and Illinois law provide that the shareholders of a corporation may take action by written consent without a meeting unless the corporation's articles of incorporation or bylaws provide otherwise. The Company's Articles of Incorporation and Bylaws do not contain any provisions prohibiting action by written consent and, accordingly, the shareholders of the Company may act by written consent without a meeting. The Bylaws of IAAI Illinois explicitly prohibit shareholder action by written consent. As a result, the shareholders of IAAI Illinois may take action only at a duly called meeting of shareholders which, as discussed above, may be called only by the Board of Directors, the president or the holders of 20% of the outstanding Common Shares.

     AMENDMENT OF BYLAWS. Under California law, the Company's Bylaws may be amended by a majority vote of the shareholders or the Board of Directors, provided that the Board may not adopt, amend or repeal a bylaw changing the authorized number of directors. Under Illinois law, a corporation's bylaws may be amended by the shareholders or the Board of Directors, unless such power is reserved for the shareholders in the articles of incorporation. IAAI Illinois' Articles of Incorporation provide that the Bylaws may be amended by the holders of a majority of the outstanding shares or the Board of Directors, provided that no Bylaw adopted by the Shareholders may be altered, amended or repealed by the Board of Directors.

     AMENDMENT OF ARTICLES OF INCORPORATION. Under California law, a corporation's articles of incorporation generally are subject to amendment by an affirmative vote of a majority of the outstanding shares of common stock entitled to vote on such amendment. Under Illinois law, unless the articles of incorporation otherwise provide, an amendment to the articles of incorporation generally requires the affirmative vote of at least two-thirds of the shares entitled to vote on the amendment.

     MERGER, CONSOLIDATION, SALE OF SUBSTANTIALLY ALL ASSETS. With certain exceptions, California law requires that a merger, sale of all or substantially all of a corporation's assets or similar transaction be approved by a majority vote of each class of shares outstanding that is affected by the transaction. Under Illinois law, unless the articles of incorporation provide for a different vote, a merger, sale of all or substantially all of a corporation's assets or similar transaction must be approved by at least two-thirds of the shares entitled to vote, and by at least two-thirds of each class of shares that is entitled to vote as a separate class.

     APPRAISAL RIGHTS. Under both California and Illinois law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the shareholder may receive cash in the amount of the fair value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. The limitations on the availability of appraisal rights under California law are different than under Illinois law. Under California law, shareholders of a publicly-held California corporation such as the Company generally do not have appraisal rights unless the holders of at least 5% of a class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Under California law, appraisal rights are also unavailable with respect to a reorganization if the persons who were the shareholders of the corporation immediately before the transaction (and/or the corporation itself) own, immediately after the transaction, at least five-sixths of the voting power of the surviving or resulting corporation or its parent entity. Under Illinois law, appraisal rights are available with respect to any merger or consolidation that is subject to shareholder approval, any sale of all or substantially all of a corporation's assets and certain amendments to a corporation's articles of incorporation that adversely affect a shareholder's rights.

     LOANS TO DIRECTORS. Under California law, a loan to or for the benefit of a director or officer of the corporation or any of its subsidiaries, other than loans pursuant to employee benefit plans approved by shareholders, must be approved by the holders of a majority vote of the shares (excluding shares held by the director or officer receiving the loan). However, the shareholders of a corporation may approve a bylaw provision authorizing a disinterested majority of the Board of Directors to approve loans to officers without shareholder approval if the Board determines that such loans may reasonably be expected to benefit the corporation. Under Illinois law, if a loan is fair to the corporation at the time it is authorized, ratified or approved, the fact that a director of the corporation is directly or indirectly a party to the loan is not grounds for invalidating the loan.

     INDEMNIFICATION. The California and Illinois corporation laws have similar provisions and limitations regarding indemnification by a corporation of its officers, directors and employees. Under California law, a corporation may validly provide for indemnification in addition to the statutory indemnification provisions, but only if authorized in the articles of incorporation. The Company's Articles of Incorporation include such an authorization. The Illinois law states expressly that the indemnification it provides shall not be deemed exclusive of any other indemnification rights. The Company does not believe that differences between California and Illinois law will affect any indemnification rights to which two directors and one former officer and director of the Company may be entitled in connection with a pending lawsuit which the Company has previously reported.

     TRANSACTIONS WITH INTERESTED SHAREHOLDERS. In recent years, a number of states (but not California) have adopted laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Section 11.75 of the Illinois Business Corporation Act applies to any Illinois corporation that has a class of voting stock listed on a national securities exchange or The Nasdaq Stock Market, has a class of voting stock held of record by more than 2,000 shareholders, or adopts an amendment to its articles of incorporation specifically electing to be governed by Section 11.75. Section
11.75 prohibits a corporation from engaging in a "business combination" with an "interested shareholder" for a period of three years from the date that such shareholder became an interested shareholder unless (i) prior to the date that the shareholder became an interested shareholder, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) the interested shareholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested shareholder or (iii) on or subsequent to the date on which the shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized by the holders of two-thirds of the outstanding voting shares of the corporation (excluding any shares held by the interested shareholder). For purposes of Section 11.75, "interested shareholder" is defined as (a) the owner of 15% or more of the corporation's outstanding voting stock, (b) any affiliate or associate of the corporation which owned 15% or more of the corporation's outstanding voting stock at any time during the three-year period immediately prior to the date on which the determination is to be made as to whether or not such affiliate or associate constitutes an interested shareholder or (c) an affiliate or associate of an interested shareholder. An "associate" of a person is defined in turn as (1) any corporation or organization of which such person is a director, officer, partner or the owner of 20% or more of the voting stock, (2) any trust or estate for which such person serves as trustee or in which such person has a 20% or greater beneficial interest and (3) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person. A "business combination" is defined to include (w) any merger or consolidation of the corporation or its subsidiary with the interested shareholder, (x) any sale, lease, exchange, mortgage, pledge, transfer or disposition of 10% or more of the consolidated assets of the corporation to the interested shareholder, (y) any transaction which results in the issuance or transfer of the stock of the corporation or its subsidiary which has the effect of increasing the interested shareholder's proportionate share of the stock of the subsidiary or the corporation or (z) any receipt by the interested shareholder of the benefit of any loans, advances, guarantees or other financial benefits provided by or through the corporation or any of its subsidiaries.

     Section 11.75 effectively requires a party that acquires more than 15% but less than 85% of the Common Shares of IAAI Illinois (i) to obtain the approval of the Board of Directors of the stock acquisition or the proposed business combination before such party acquires such stock or (ii) to have the business combination approved by the Board and the holders of two-thirds of the voting stock of IAAI Illinois (excluding shares held by the interested shareholder) on or after the date the party first acquires the stock.

        Also, Section 7.85 of the Illinois Business Corporation Act contains certain "fair price" provisions which are applicable to any corporation which either has a class of equity securities registered under the Securities Exchange Act of 1934 or specifically adopts an amendment to its articles of incorporation opting in to coverage under Section 7.85. Section 7.85 applies whenever an "interested shareholder" (defined for purposes of Section 7.85 as any person, firm, corporation or other entity which owns, directly or indirectly, or, in the case of an affiliate or associate of the corporation, which has owned within the preceding two years, 10% or more of the combined voting power of the then outstanding voting securities of the corporation) is a party to a "business combination" with the corporation (defined as a merger, consolidation, sale of 10% or more of the assets of the corporation or the adoption of certain plans or proposals to liquidate the corporation). Section 7.85 requires that, in addition to any vote required by law or the corporation's articles of incorporation or bylaws, any business combination involving an interested shareholder must be approved by (i) 80% of the outstanding shares of all classes and series entitled to vote and (ii) by a majority of the voting shares held by persons other than the interested shareholder or any of its affiliates or associates. However, such enhanced voting requirements are not applicable if the transaction is approved by two-thirds of the disinterested directors of the corporation or if the consideration to be received by the shareholders in connection with the transaction constitutes a "fair price" within the meaning of Section 7.85 and meets certain requirements.

FEDERAL INCOME TAX CONSEQUENCES

     The transaction provided for in the Agreement and Plan of Merger is intended to be a tax-free reorganization under the Internal Revenue Code. Accordingly, a holder of shares of the Company's Common Stock will not recognize any gain or loss as a result of consummation of the reorganization, and no gain or loss will be recognized by the Company or IAAI Illinois. Following the reorganization, each shareholder will have the same basis in the IAAI
Illinois Common Shares into which his or her shares of the Company's Common Stock are automatically converted as he or she had in those shares immediately before consummation of the reorganization, and each shareholder's holding period with respect to IAAI Illinois Common Shares will include the period during which the corresponding shares of Company Common Stock were held, provided that they were held as capital assets at the time of the consummation of the reorganization.

NO APPRAISAL RIGHTS FOR THE REORGANIZATION

     Under California law, shareholders of the Company have no appraisal rights with respect to the reorganization.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE REORGANIZATION.

              PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the shareholders to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting will be required to ratify the selection of KPMG Peat Marwick LLP.

     In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

     KPMG Peat Marwick LLP were auditors for the years ended December 31, 1993, 1994, 1995 and 1996 and have been recommended to the shareholders for ratification as auditors for the year ending December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

                            OWNERSHIP OF SECURITIES

     The following table sets forth certain information known to the Company regarding the ownership of the Company's Common Stock as of March 31, 1997 for
(i) each Director and Nominee, (ii) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (iii) any other Named Officer and (iv) all officers and Directors of the Company as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                              NUMBER OF     PERCENT OF TOTAL
                      NAME AND ADDRESS                         SHARES     SHARES OUTSTANDING(1)
                      ----------------                        ---------   ---------------------
Allstate(2).................................................  1,667,000           14.76%
  3075 Sanders Road, Suite G4B
  Northbrook, Illinois 60062
State of Wisconsin Investment Board(3)......................    950,000            8.41%
  P.O. Box 7842
  Madison, Wisconsin 53707
President and Fellows of Harvard College(4).................    698,800            6.19%
  c/o Harvard Management Company
  600 Atlantic Avenue
  Boston, MA 02210
Goldman, Sachs & Co.(5).....................................    680,000            6.02%
  85 Broad Street
  New York, New York 10004
James P. Alampi(6)..........................................     50,000               *
Marcia A. McAllister(6).....................................      2,500               *
Kevin J. Code(6)............................................     10,000               *
Gerald C. Comis(6)..........................................      8,500               *
Bradley S. Scott(6).........................................    918,000            8.01%
Thomas J. O'Malia(6)........................................     22,500               *
Melvin R. Martin(6).........................................     19,125               *
Glen E. Tullman(6)..........................................     13,500               *
Susan B. Gould(6)...........................................     15,700               *
Christopher G. Knowles(6)...................................    152,269            1.35%
Maurice A. Cocca(6).........................................          0               *
All officers (including Named Officers) and Directors as a    1,230,930           10.58%
  group (17 persons)(7).....................................

---------------

 *  Less than 1%

(1) Percentage of beneficial ownership is calculated assuming 11,291,617 shares of common stock were outstanding on March 31, 1997. This percentage may include common stock of which such individual or entity has the right to acquire beneficial ownership within sixty days of March 31, 1997, including but not limited to the exercise of an option; however, such common stock shall not be deemed outstanding for the purpose of computing the percentage owned by any other individual or entity. Such calculation is required by General Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended.


(2) Such information is based on a Schedule 13G filed by Allstate with the SEC reflecting stock ownership as of December 31, 1995 and on subsequent representations by Allstate to the Company. According to such Schedule 13G and representations, Allstate has sole voting and investment power over all the shares.


(3) Such information is based on a Schedule 13G filed by State of Wisconsin Investment Board with the SEC on January 21, 1997 and reflects stock held as of December 31, 1996. According to such Schedule 13G, the State of Wisconsin Investment Board retains sole voting and dispositive power for all the shares.

(4) Such information is based on a Schedule 13G filed by the President and Fellows of Harvard College ("Harvard") with the SEC on February 12, 1997 and reflects stock held as of December 31, 1996. According to such Schedule 13G, Harvard has sole voting and dispositive power over all the shares.

(5) Such information is based on a Schedule 13G filed by Goldman, Sachs & Co. ("Goldman") with the SEC on February 14, 1997 and reflects stock held as of December 31, 1996. According to such Schedule 13G, Goldman has sole voting and dispositive power over all the shares.

(6) Includes that portion of options to purchase shares of Common Stock granted under the 1991 Stock Option Plan that are currently exercisable or will become exercisable within 60 days after March 31, 1997: Mr. Alampi, 50,000 shares; Ms. McAllister, 2,500 shares; Mr. Code, 10,000 shares; Mr. Gerald C. Comis, 8,500 shares; Mr. Scott, 168,000 shares; Mr. O'Malia, 17,500 shares; Mr. Martin, 18,500 shares; Mr. Tullman, 13,500 shares; Ms. Gould, 12,700 shares; and Mr. Knowles, 25,000 shares.

(7) Includes options to purchase 338,325 shares of Common Stock granted under the 1991 Stock Option Plan that are currently exercisable or will become exercisable within 60 days after March 31, 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon a review of the copies of such reports furnished to the Company and written representations from such officers, directors and greater than ten percent shareholders that no other reports were required to be made, the Company believes that there was full compliance for the fiscal year ended December 31, 1996 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareholders, except for a late filing of one report by Bradley S. Scott covering one transaction.

                                 ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1996 has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                        ADDITIONAL INFORMATION AVAILABLE

     The Company files an Annual Report on Form 10-K with the SEC. Shareholders may obtain a separate copy of this report, without charge, by writing to the Secretary of the Company at 850 East Algonquin Road, Suite 100, Schaumburg, IL 60173.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                          THE BOARD OF DIRECTORS OF
                                          INSURANCE AUTO AUCTIONS, INC.
Dated: May 9, 1997

                        DIRECTIONS TO THE RADISSON HOTEL
                Site of the 1997 Annual Meeting of Shareholders

                                 RADISSON HOTEL
                            1725 East Algonquin Road
                              Schaumburg, IL 60173
                             Phone: (847) 397-1500
                              Fax: (847) 397-0665

FROM O'HARE AIRPORT

The Radisson Hotel Schaumburg provides complimentary transportation from O'Hare International Airport every hour on the one-half hour at door No. 3 of the Bus Shuttle Center. Please use the courtesy phones in the Bus Shuttle Center to request transportation.

If driving, take 90 West to 53 North. Stay in the right hand lane and exit at Algonquin Road. Turn right onto Algonquin Road. The Radisson Hotel is on the left, three blocks.

FROM DOWNTOWN CHICAGO

Take 90 West to 53 North. Stay in the right hand lane and exit at Algonquin Road. Turn right onto Algonquin Road. The Radisson Hotel is on the left, three blocks.

FROM THE WEST

Take 355 East to 290 West to 53 North. Stay in the right hand lane and exit at Algonquin Road. Turn right onto Algonquin Road. The Radisson Hotel is on the left, three blocks.

FROM THE NORTH

Take 294 South to Willow Road. Exit right (West) (Road turns into Palatine
Road). Follow to 53 South to Algonquin Road. Turn right onto Algonquin Road. The Radisson Hotel is on the left, three blocks.

FROM THE SOUTH

Take 294 North to 290 West to 53 North. Stay in the right hand lane and exit at Algonquin Road. Turn right onto Algonquin Road. The Radisson Hotel is on the left, three blocks.

                         INSURANCE AUTO AUCTIONS, INC.
P
                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 18, 1997
R
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
O                        INSURANCE AUTO AUCTIONS, INC.

X


Y    The undersigned revokes all previous proxies, acknowledges receipt of the the Notice of the Annual Meeting of Stockholders to be held on June 18, 1997 and the Proxy Statement and appoints Bradley S. Scott, James P. Alampi and Linda C. Larrabee, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Insurance Auto Auctions, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at the Radisson Hotel, 1725 East Algonquin Road, Schaumburg, IL 60173, on Wednesday, June 18, 1997, at 9:30 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.





                                                                 SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SIDE





[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW AND A VOTE FOR THE OTHER PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

1. To elect the following directors to serve for a term ending upon the 1998 Annual Meeting of Stockholders or until their successors are elected and qualified.

Nominees: James P. Alampi, Maurice A. Cocca, Susan B. Gould, Christopher G. Knowles, Melvin R. Martin, Thomas J. O'Malia, Bradley S. Scott, Glen E. Tullman.


  FOR                           WITHHOLD
  ALL    [ ]            [ ]     AUTHORITY
NOMINEES                        TO VOTE FOR
                                ALL NOMINEES.

[ ]  ____________________________
For all nominees, except for any nominee(s) whose name is written in the space provided above.

2.  To amend the Employee Stock                 FOR     AGAINST     ABSTAIN
    Purchase Plan to give the Company           [ ]       [ ]         [ ]
    discretion to allow employees with
    less than six months of
    service to participate.

3.  To approve changing the Company's           FOR     AGAINST     ABSTAIN
    state of incorporation from                 [ ]       [ ]         [ ]
    California to Illinois.

4.  To ratify the appointment of KPMG           FOR     AGAINST     ABSTAIN
    Peat Marwick LLP as the                     [ ]       [ ]         [ ]
    Company's independent auditors for
    the fiscal year ending December 31,
    1997.

5. To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

        MARK HERE
       FOR ADDRESS              [ ]
       CHANGE AND
      NOTE AT LEFT

    Please sign your name.

    Signature: _______________________________________________Date:____________

    Signature: _______________________________________________Date:____________

                         INSURANCE AUTO AUCTIONS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                 (Amended and Restated as of November 6, 1996)

     I. PURPOSE

     The Insurance Auto Auctions, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Code.

     II. DEFINITIONS

     For purposes of administration of the Plan, the following terms shall have the meanings indicated:

     Base Salary means the regular basic earnings paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. There shall be excluded from the calculation of Base Salary (I) all overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments and (II) all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Company or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

     Board means the Board of Directors of the Company.

     Code means the Internal Revenue Code of 1986, as amended from time to time.

     Common Stock means shares of the Company's common stock.

     Company means Insurance Auto Auctions, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Insurance Auto Auctions, Inc. which shall by appropriate action adopt the Plan.

     Corporate Affiliate means any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

     Effective Date means the first day of the initial purchase period under the Plan, which is scheduled to commence upon the later of (i) July 1, 1993 or
(ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of such initial purchase period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

     Eligible Employee means any person who is engaged, on a regularly scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to the Company or any other Participating Company for earnings considered wages under Section 3121(a) of the Code.

     Participant means any Eligible Employee of a Participating Company who is actively participating in the Plan.

     Participating Company means the Company and any Corporate Affiliate or Affiliates now existing or at any time hereafter created or acquired.

     Service means the period during which an individual is in the employ of the Company or any Corporate Affiliate and shall be measured from the later of
(i) his or her hire date or (ii) the date of the Company's acquisition of that Corporate Affiliate.

     III. ADMINISTRATION

     The Plan shall be administered by a committee (the "Plan Administrator") comprised of two or more non-employee Board members appointed from time to time by the Board. The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

     IV. PURCHASE PERIODS

     A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Article IX.

     B. The Plan shall be implemented in a series of successive purchase periods, each of a duration of six (6) months. The initial purchase period will begin upon the later of (i) July 1, 1993 or (ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan and will end on the last business day in December 1993. Subsequent purchase periods shall run from the first business day in January to the last business day in June and from the first business day in July to the last business day in December each year.

     C. Under no circumstances shall any purchase period commence under the Plan, nor shall any shares of Common Stock be issued hereunder, until such time as (i) the Plan shall have been approved by the Company's Shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable statutory and regulatory requirements.

        D. The Participant shall be granted a separate purchase right for each purchase period in which he or she participates. The purchase right shall be granted on the start date of the purchase period and shall be automatically exercised on the last business day of that period.

        E. The acquisition of Common Stock through plan participation during any purchase period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent purchase period.

     V. ELIGIBILITY AND PARTICIPATION

        A. Each Eligible Employee of a Participating Company shall be eligible to participate in the Plan on the start date of any purchase period beginning on or after his or her completion of the number of months of Service specified from time to time by the Plan Administrator. Unless otherwise specified by the Plan Administrator, there shall be no minimum eligibility requirements for participation in the Plan. The Plan Administrator may increase or decrease the eligibility period to be effective at the start of the next purchase period.

        B. To participate for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before the start date of that purchase period.

        C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during the purchase period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect for the entire purchase period and for each successive purchase period under the Plan, except to the extent such rate is changed in accordance with the following guidelines:

           - The Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction. Such reduction shall become effective as soon as possible following the filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction per purchase period.

           - The Participant may, prior to the commencement of any new purchase period, increase or decrease the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator (or its designate). The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the start date of the new purchase period.

      Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of
Section VII below.

     VI. STOCK SUBJECT TO PLAN


         A. The Common Stock purchasable under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 75,000 shares (subject to adjustment under Section VI. B below).

         B. In the event any change is made to the outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant during any one purchase period and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

     VII. PURCHASE RIGHTS


     An Eligible Employee who participates in the Plan for a particular purchase period shall have the right to purchase shares of Common Stock upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     Purchase Price. Common Stock shall be issuable at the end of each purchase period at a purchase price equal to eighty-five percent (85%) of the lower of (i) the fair market value per share on the start date of the purchase period or (ii) the fair market value per share on the purchase date at the end of that purchase period.

     Valuation. For purposes of the Plan, the fair market value per share of Common Stock on any relevant date shall be the closing selling price per share on that date, as officially quoted on the Nasdaq National Market. If there is no quoted selling price for such date, then the closing selling price per share of Common Stock on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

     Number of Purchasable Shares. The number of shares purchasable per Participant during the purchase period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during that period by the purchase price in effect for such period. However, no Participant may, during any one purchase period, purchase in the aggregate more than two hundred fifty (250) shares of Common Stock, subject to periodic adjustment under Section VI. B.

     In addition, the following limitations shall be in effect for the initial purchase period beginning July 1, 1993 and ending December 31, 1993: (i) Participants subject to the short-swing profit rules of the Federal securities laws may not purchase more than One Thousand Seven Hundred Fifty (1,750) shares of Common Stock in the aggregate and (ii) all Participants as a group may not purchase more than Forty-Three Thousand Five Hundred (43,500) shares of Common Stock.

     Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

     Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

     Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

     (i) A Participant may, at any time prior to the last five (5) business days of the purchase period, terminate his or her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected to date during the purchase period shall, at the Participant's election, be immediately refunded or held for the purchase of shares at the end of the purchase period. If no such election is made, then the collected deductions shall be refunded as soon as possible after the end of the purchase period.

     (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) on or before the start date of the new purchase period.

     (iii) If the Participant ceases to remain an Eligible Employee while his or her purchase right remains outstanding, then such purchase right shall immediately terminate, and the Participant (or the personal representative of the Participant's estate in the event of his or her death) shall have the following election, exercisable up until the end of the purchase period in which such cessation of Eligible Employee status occurs:

           - to withdraw all of the Participant's payroll deductions for that purchase period, or

           - to have such funds held for the purchase of shares at the end of that purchase period.

           If no such election is made, then the collected deductions shall be refunded as soon as possible after the end of the purchase period. In no event, however, may any additional payroll deductions be made on the Participant's behalf following his or her cessation of Employee status.

     Stock Purchase. On the last day of the purchase period, shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above). The purchase shall be effected by applying each Participant's payroll deductions for the purchase period to the purchase of whole shares of Common Stock (subject to the foregoing limitations on both the maximum and aggregate number of purchasable shares) at the purchase price in effect for that purchase period. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next purchase period. However, any payroll deductions not applied to the purchase of Common Stock by reason of (i) the limitation on the maximum number of shares purchasable by the Participant during the purchase period or (ii) the maximum number of shares purchasable in the aggregate during the initial purchase period shall be promptly refunded to the Participant.

     Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan (including the limitation on issuances for the initial purchase period), the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

     Rights as Shareholder. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

     A Participant shall be entitled to receive, as soon as practicable after the end of the purchase period, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his or her spouse as community property or as joint tenants with right of survivorship.

     Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

     Chance in Ownership. Should any of the following shareholder-approved transactions (a "Corporate Transaction") occur:

         (i) a merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

         (ii) a sale of all or substantially all of the Company's assets in liquidation or dissolution of the Company, or

         (iii) a reverse merger in which the Company is the surviving corporation but in which securities possessing more than fifty (50%) of the Company's outstanding voting securities are transferred to person or persons different from those who held such securities immediately prior to the merger, then all outstanding purchase rights shall automatically be exercised immediately prior to the effective date of such Corporate Transaction by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the fair market value of the Common Stock on the start date of that purchase period or (ii) the fair market value of the Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase.

     The Company shall use its best efforts to provide at least ten (10)-days advance written notice of the occurrence of a Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

     VIII. ACCRUAL LIMITATIONS

        A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted the Participant) for each calendar year such rights are at any time outstanding.

        B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

          (i) The right to acquire Common Stock under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last business day of the purchase period for which such right is granted.

          (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

          (iii) If by reason of such accrual limitations, any purchase right of a Participant does not accrue on the last business day of a particular purchase period, then the payroll deductions which the Participant made during that purchase period shall be promptly refunded.

        C. In the event there is any conflict between the provisions of this
Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

     IX. AMENDMENT AND TERMINATION

        A. The Board may alter or amend the Plan following the close of any purchase period. However, the Board may not, without the approval of the Company's shareholders:

          (i) materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant during any one purchase period, except that the Plan Administrator shall have the authority, exercisable without such shareholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section VI. B;

          (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

          (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

        B. The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate the Plan immediately following the close of any purchase period. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted, and no further payroll deductions shall thereafter be collected, under the Plan.

        C. The Plan shall terminate upon the earlier of (i) December 31, 2002 or
(ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

     X. GENERAL PROVISIONS

     A. The Plan shall become effective on the designated Effective Date, provided that no purchase period shall commence, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable requirements established by law or regulation. In the event such shareholder approval is not obtained, or such Company compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect.

     B. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

     C. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

     D. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.